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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Registration Statement of Shopko Stores, Inc. on Form S-3 of our reports dated April 24, 1997, included and incorporated by reference in the Prospectus, which is part of the Registration Statement and included in the Annual Report on Form 10-K of ShopKo Stores, Inc. for the year (52 weeks) ended February 22, 1997.

We also consent to the reference to us under the headings "Summary Selected Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin


June 9, 1997